UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 9, 2017

VERTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 Gemini Street Suite 250 Houston, Texas 77058
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02 (e)	Compensatory Arrangements of Certain Officers

On June 9, 2017, the Compensation Committee of the Board of Directors of Vertex Energy, Inc. (the “Company”, “we” and “us”), approved an increase in total base salary for fiscal 2016 (retroactive to January 1, 2016) and 2017 and targeted bonus compensation for fiscal 2017, for Benjamin P. Cowart, our Chief Executive Officer and President (Mr. Cowart’s total base salary increased to $335,000 for fiscal 2016 and 2017 (with accrued amounts subject to the Quarterly Payment Requirements (defined below)) and Mr. Cowart’s 2017 targeted bonus increased to $200,000) and Chris Carlson, our Chief Financial Officer and Secretary (Mr. Carlson’s total base salary increased to $218,500 for fiscal 2016 and 2017 (with accrued amounts subject to the Quarterly Payment Requirements (defined below)) and Mr. Carlson’s 2017 targeted bonus increased to $123,500). The Compensation Committee also approved an increase in total base salary for fiscal 2017 to up to $247,500 for John Strickland, our Chief Operating Officer, subject to Mr. Strickland meeting certain requirements set forth by the Compensation Committee, which increase in salary will go into effect automatically upon Mr. Strickland meeting such requirements. The Compensation Committee also approved targeted bonus compensation for fiscal 2017 for Mr. Strickland of $153,450.

The increase in base salary for Mr. Cowart and Mr. Carlson, effective January 1, 2016, the total amount of 2016 and 2017 increased base salary, from January 1, 2016 to June 9, 2017, for Mr. Cowart and Mr. Carlson, and 2016 bonuses (as described below) for each of the officers, as applicable, will be deemed accrued as of June 9, 2017, and payable at the rate of up to one-third of such amounts, beginning at the end of the second quarter of fiscal 2017 and continuing thereafter in future quarters, provided that if the Company does not maintain a current ratio of assets to debt of 1.0 after such payments or is not in compliance with all of its debt covenants (collectively, “Payment Conditions”), the accrued amounts shall not be paid in an amount which would cause the Company to violate the Payment Conditions, and any amount not paid will accrue until the following quarter, provided that not more than an aggregate of $140,597 of such accrued amounts will be paid each quarter (collectively, the “Quarterly Payment Requirements”).

Item 5.02 (f)	Disclosure of Bonus Omitted From Summary Compensation Table of Proxy Statement

As disclosed under the Summary Executive Compensation Table in the Company’s Definitive Schedule 14A Proxy Statement filed with the SEC on, and first sent to stockholders on, April 27, 2017, the “Proxy”, the bonuses of Benjamin P. Cowart, our Chief Executive Officer and President, and Chris Carlson, our Chief Financial Officer and Secretary, for the fiscal years ended 2016, 2015 and 2014, and the bonus of John Strickland, our Chief Operating Officer, for the fiscal year ended 2016, could not be calculated as of the date of the filing of the Proxy, as such bonuses had not yet been determined by the Compensation Committee.

Subsequently on June 9, 2017, the Compensation Committee approved the bonuses of Mr. Cowart ($165,000), Mr. Carlson ($60,000) and Mr. Strickland ($63,000), for fiscal 2016, the payment of each of which is subject to the Quarterly Payment Requirements described above. The Compensation Committee also determined that Mr. Cowart and Mr. Carlson would not receive any bonus for fiscal 2015 or fiscal 2014, based upon the Company’s liquidity and results of operations for the years ended December 31, 2015 and 2014.

Pursuant to Item 5.02(f) of Form 8-K, such bonus awards and such increases in 2016 salaries as described above, are set forth below together with the other compensation previously reported, and the new total compensation amounts, for Mr. Cowart and Mr. Carlson for fiscal 2016, 2015 and 2014 and Mr. Strickland for fiscal 2016.

Name and Principal Position	Year Ended December 31	Salary ($)		Bonus ($)		Stock Awards	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation	All Other Compensation ($)(1)		Total ($)
Benjamin P.
Cowart	2016	$335,000	(3)	$160,500	(3)	$—	$12,317	$—	$20,199	(5)	$528,016
Chairman,
CEO,	2015	$267,500		$—		$—	$84,215	$—	$33,135	(5)	$384,850
and President	2014	$267,500		$—		$—	$15,475	$—	$39,811	(5)	$322,786

Chris Carlson	2016	$218,500	(3)	$60,000	(3)	$—	$43,143	$—	$29,199	(6)	$350,842
Chief
Financial	2015	$195,000		$—		$—	$44,053	$—	$25,765	(6)	$264,818
Officer and
Secretary	2014	$195,000		$—		$—	$38,853	$—	$22,974	(6)	$256,827

John
Strickland	2016	$225,000		$63,000	(3)	$—	$72,264	$—	$18,402	(7)	$378,666
Chief
Operating
Officer (4)

(1) Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000. None of our executive officers received any change in pension value and nonqualified deferred compensation earnings during the periods presented.

(2) Represents the fair value of the grant of certain options to purchase shares of our common stock calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

(3) 2016 bonuses and $67,500 of Mr. Cowart’s and $23,500 of Mr. Carlson’s 2016 base salary are accrued and unpaid as of June 9, 2017 and payable at the rate of up to one-third of such amounts, beginning at the end of the second quarter of fiscal 2017, provided that if the Company does not maintain a current ratio of assets to debt of 1.0 after such payments or is not in compliance with all of its debt covenants (collectively, “Payment Conditions”), the accrued amounts shall not be paid in an amount which would cause the Company to violate the Payment Conditions, and any amount not paid will accrue until the following quarter, provided that not more than an aggregate of $140,597 of such accrued amounts will be paid each quarter.

(4) Effective on October 1, 2015, John Strickland, the then Manager of Supply of the Company and a long-time employee of the Company, was promoted to Chief Operating Officer. In connection with such appointment, David Peel, the then Chief Operating Officer of the Company stepped down from his role as Chief Operating Officer.

(5) Other compensation includes health insurance premiums and a monthly car allowance.

(6) Other compensation includes health insurance premiums and a monthly car allowance.

(7) Other compensation includes health insurance premiums and a monthly car allowance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERTEX ENERGY, INC.

Date: June 14, 2017	By:	/s/ Chris Carlson
Chris Carlson
Chief Financial Officer